Exhibit 99.1

News Release

Worldwide Press Office: 312-997-8640

UAL CORPORATION REPORTS THIRD QUARTER 2008 RESULTS

DELIVERING COMPETITIVE REVENUE, CONTROLLING COSTS, AND

EXECUTING ON PLAN TO RETURN TO PROFITABILITY

CHICAGO, Oct. 21, 2008 –UAL Corporation (NASDAQ: UAUA), the holding company whose primary subsidiary is United Airlines, reported a third quarter net loss of $779 million or $252 million, if non-cash, net mark-to-market losses on fuel hedge contracts and certain accounting charges are excluded, despite an increase of $946 million in consolidated fuel expense. For the third quarter ended Sept. 30, 2008, the company:

•

Reported basic and diluted loss per share of $1.99 excluding non-cash, net mark-to-market hedge losses and certain accounting charges outlined in note 5. United’s reported GAAP loss per share was $6.13.

•

Recorded $519 million in non-cash, net mark-to-market losses on its fuel hedge contracts, as a result of the drop in oil prices at the end of the quarter. The company recorded a cash gain of $17 million on contracts that settled during the quarter bringing its consolidated cash fuel expense to $2.5 billion, $946 million higher than the prior year

•

Reported a 6.1 percent increase year-over-year in mainline passenger unit revenue (PRASM), excluding special items and Mileage Plus accounting impacts. Including these items, mainline PRASM increased 4.5 percent year-over-year.

•

Demonstrated good cost control while reducing capacity, with mainline cost per available seat mile (CASM), excluding fuel and certain accounting charges flat versus the same period in 2007 despite 4.0 percent lower capacity. Mainline CASM including fuel and certain accounting charges for the quarter was up 30.8 percent versus the third quarter of 2007, reflecting a 96.4 percent increase in mainline fuel price per gallon including non-cash, net mark-to-market hedge losses.

•	Raised $1.4 billion in cash through various activities including aircraft financings, asset sales and amending its credit card agreements.

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“While today’s weak economic environment challenges our industry as demand softens, that same economic environment has caused oil prices to significantly decline from the unprecedented highs we witnessed earlier this year, suggesting significantly lower industry costs and improving operating margin,” said Glenn Tilton, United chairman, president and CEO. “We are taking the action required to return to profitability and continue to strengthen our liquidity while simultaneously improving the operating fundamentals to deliver the results our shareholders and customers expect.”

Quarterly Net Loss Driven By High Fuel Prices and Non-Cash, Net Mark-to-Market Losses

The company recorded a $519 million non-cash, net mark-to-market losses on its fuel hedge contracts during the quarter as a result of the recent drop in the price of oil. The non-cash loss reflects the change in book value of the hedges during the quarter. Should fuel prices stay at lower levels, over time the company will enjoy lower prices on its unhedged fuel purchases offsetting cash losses that might be incurred at contract settlement. On a cash basis the hedges that settled during the quarter resulted in a gain of $17 million. At the end of the quarter, the fair value of the outstanding fuel hedge contracts was negative $230 million.

Excluding the non-cash, net mark-to-market hedge loss and certain accounting charges outlined in note 5, in the third quarter of 2008 the company generated an operating loss of $150 million, versus operating income of $592 million last year primarily as a result of the $946 million increase in consolidated cash fuel expense. The significant increase in average cash fuel price caused the company to generate a net loss, excluding the non-cash, net mark-to-market hedge losses and certain accounting charges, of $252 million in the third quarter of 2008. Including the non-cash, net mark-to-market hedge loss and certain accounting charges, the company reported an operating loss for the quarter of $491 million and a net loss of $779 million.

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Because of its net operating loss carry-forwards, the company expects to pay minimal cash taxes for the foreseeable future and is not recording incremental tax benefits at this time.

Strengthened Cash Position

As previously announced, the company received approximately $1.4 billion through various transactions it closed during the quarter. This includes approximately $1 billion from revising the Chase Bank U.S.A., N.A. and Paymentech L.L.C. contracts, $300 million in new aircraft financings, $50 million from the release of restricted cash, and $43 million in proceeds from asset sales.

The agreements with Chase and Paymentech will improve United’s liquidity by an additional $200 million over the next two years.

During the fourth quarter, based on closed transactions and agreements in principle (subject to final documentation and other conditions), the company received approximately $65 million from aircraft financings and also expects to receive approximately $120 million through the sale of various assets. This includes the sale of a number of B737s that are being retired as part of our capacity reduction plan. This week the company signed an agreement in principle on an additional aircraft financing worth approximately $150 million.

Higher fuel prices caused the company to have negative operating and free cash flow during the quarter. The company generated negative $387 million of operating cash flow and negative $490 million of free cash flow, defined as operating cash flow less capital expenditures.

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The company ended the quarter with an unrestricted cash balance of $2.9 billion, restricted cash balance of $248 million and $378 million in cash deposits held by its fuel hedge counterparties.

“We are ensuring that United is well positioned in this difficult market: we have minimal capital obligations and we have been able to raise $1.4 billion, including a $125 million financing that closed just a few weeks ago in a very tough credit market,” said Kathryn Mikells, United’s incoming CFO.

Accelerating Revenue Growth, Good Cost Control and Improving Operating Performance

“We are pursuing an aggressive agenda to improve the fundamental performance of United,” said John Tague, executive vice president and chief operating officer. “We are seeing results against that plan: we are delivering good cost control, even as we reduce capacity, and we continue to produce solid revenue growth by further honing our network, and putting more choice in the hands of customers with products they value and are willing to pay for.”

Mainline RASM, excluding special items and Mileage Plus accounting impacts, increased by 6.2 percent year-over-year from the third quarter of 2007 due to strong passenger and cargo yield performance which more than offset lower passenger load factors. Including special items and Mileage Plus accounting impacts, mainline RASM increased by 4.8 percent year-over-year.

The company’s cargo business continued its strong performance with a 10.6 percent year-over-year increase in revenue. Higher fuel surcharges, foreign exchange gains and strong yield improvements contributed to the cargo revenue increase.

Total passenger revenues excluding special items increased by 1.4 percent in the third quarter compared to the prior year as a result of a 7.1 percent gain in consolidated yield, more than offsetting the 1.6 point decline in system load factor and 3.6 percent decline in consolidated capacity. Mainline domestic PRASM for the quarter excluding special items and Mileage Plus accounting impacts was up by 6.9 percent, aided by a

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6.2 percent reduction in capacity; including these items, mainline domestic PRASM increased by 5.6 percent. In September mainline domestic PRASM, excluding special items and Mileage Plus accounting impacts was up 11 percent year over year driven by a 10.8 percent reduction in capacity; including these items mainline domestic PRASM increased by 7.0 percent. International PRASM excluding special items and Mileage Plus accounting impacts grew 5.0 percent in the third quarter compared to the same period last year, on a 0.8 percent decrease in international capacity year-over-year; including these items, international PRASM increased 3.3 percent.

Regional affiliate PRASM, excluding special items and Mileage Plus accounting impacts, was up 2.4 percent compared to last year, with a 4.9 percent increase in yield and flat capacity; including these items regional affiliate PRASM increased by 0.9 percent. Load factor for regional affiliates decreased 1.9 points in the third quarter of 2008 compared to the third quarter of 2007, while stage length for regional affiliates was up 4.2 percent for the same period.

Comparison of 2008 Third Quarter Geographic Passenger Revenue

Excluding Special Items Versus 2007 Third Quarter

Geographic Area	3Q 2008 Passenger Revenue (millions)	Passenger Revenue % Increase/ (Decrease)	Adjusted PRASM[1] % Increase/ (Decrease)	PRASM[2] % Increase/ (Decrease)	ASM[3] % Increase/ (Decrease)
Domestic	2,530	(0.1)%	6.9%	6.5%	(6.2)%
Pacific	866	(4.8)%	4.8%	4.2%	(8.6)%
Atlantic	759	14.2%	2.6%	1.9%	12.0%
Latin America	125	5.7%	10.5%	9.7%	(3.7)%

Total Mainline	4,280	1.3%	6.1%	5.4%	(4.0)%

Regional Affiliates	834	1.9%	2.4%	1.9%	0.0%
Total Consolidated	5,114	1.4%	5.7%	5.2%	(3.6)%

[1]	PRASM adjusted for Mileage Plus effects (See Footnote 5).
[2]	PRASM excludes special items which add approximately 0.9 percentage points to the growth rate.
[3]	ASM (available seat miles)

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Good Cost Performance

Third quarter mainline CASM, excluding fuel and certain accounting charges, was flat versus last year at 7.71 cents, despite a 4.0 percent decrease in mainline capacity, demonstrating United’s continued focus on controlling non-fuel costs. Mainline CASM, including fuel but excluding the non-cash, net mark-to-market losses and certain accounting charges, increased 21.6 percent to 13.78 cents. Including the mark to market losses and certain accounting charges, mainline CASM increased by 30.8 percent year-over-year to 14.75 cents, reflecting the steep increase in fuel price on average during the quarter as well as the large non-cash, net mark-to-market accounting loss driven by the sharp decline in the price of oil experienced at the end of the quarter.

	Third Quarter Increase/(Decrease)
	Mainline			Consolidated
	2008	2007	% Chg.	2008	2007	% Chg.
CASM (cents)	14.75	11.28	30.8%	15.42	11.96	28.9%
CASM excluding certain accounting charges and non-cash, net mark-to-market losses (cents)	13.78	11.33	21.6%	14.55	12.01	21.1%
CASM excluding fuel and certain accounting charges (cents)	7.71	7.71	—	8.17	8.19	(0.2)%

The company has classified the majority of its various fuel hedging positions as economic hedges for accounting purposes. Gains and losses on economic hedges are included in the fuel expense line while gains and losses from hedges that do not qualify as economic hedges are recorded in the non-operating expense line.

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	Three Months Ending Sept 30, 2008 (in millions)
	Included In Fuel Expense	Included in Non-Operating Expense	Total
Non-cash, net mark-to-market loss	$(336)	$(183)	$(519)
Cash net gain/(loss) on settled contracts	$39	$(22)	$17

Total recognized net gains/(losses)	$(297)	$(205)	$(502)

Actions to Improve Operating Performance

The company continues its efforts to improve operational performance, improving execution, increasing average scheduled ground time and adding spare aircraft. This, coupled with the reduction in ground delays resulting from the industry-wide cut in capacity, has begun to yield improvements in the company’s on-time performance. For the third quarter the company recorded its best on-time arrival performance since 2006.

“We are pursuing an aggressive agenda to improve the fundamental performance of United,” said John Tague, executive vice president and chief operating officer. “We are seeing results against that plan: we are delivering good cost control, even as we reduce capacity, and we are accelerating our revenue growth by further honing our network, and putting more choice in the hands of customers with products they value and are willing to pay for.”

Business Highlights

•	United and Westin Hotels & Resorts launched a new level of comfort with the Westin Heavenly® Bed products and signature amenities for first and business class customers who fly United’s p.s. service.

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United and Aer Lingus announced the beginning of their codesharing agreement by enabling United customers to book connecting flights on Aer Lingus’ network for travel starting Nov. 1, 2008. Beginning in April 2009, Aer Lingus will place its code on United Airlines domestic flights giving customers access to United’s entire North American network.

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•

United filed an application, along with eight other Star Alliance members, with the U.S. Department of Transportation (DOT) for antitrust immunity with Continental. In addition the company requested DOT approval to establish a trans-Atlantic joint venture, with Continental, Lufthansa and Air Canada. Approval would allow the carriers to work closely together to deliver highly competitive flight schedules, fares and service.

•

United began its new premium service to Asia with its newly reconfigured Boeing 747. Customers in United First and United Business on newly reconfigured aircraft may enjoy more than 150 hours of movies and television shows on-demand; relax with fully lie-flat seats; and dine on appetizers and entrees designed by world-renowned chef Charlie Trotter on outbound U.S. flights.

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United announced the availability of Award Accelerator SM, a new offering that allows customers to purchase redeemable Mileage Plus miles in addition to the miles they are already earning on a specific itinerary. Miles available for purchase in most cases are based on the actual flown mileage of each leg of the trip.

•

United announced policy changes to improve travel for active duty military personnel, including complimentary, space available access to United’s spacious Economy Plus® seating area and the ability to check up to three bags free of charge.

•	United increased the service fee to check a second bag on a domestic flight from $25 to $50 one way.

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Outlook

The company’s capacity outlook for the fourth quarter, full year 2008 and the full year 2009 is shown below.

Capacity (Available Seat Miles)	Fourth Quarter 2008	Full-year 2008	Full-year 2009 (versus 2008)
Domestic	-15.5% to -14.5%	-8.5% to -7.5%	-13.5% to -12.5%
International	-9.0% to -8.0%	+0.5% to +1.5%	-8.0% to -7.0%

Mainline	-12.5% to -11.5%	-5.0% to -4.0%	-11.0% to -10.0%

Express	-2.5% to -1.5%	-1.5% to -0.5%	+6.5% to +7.5%
Consolidated Domestic	-13.0% to -12.0%	-7.5% to -6.5%	-10.0% to -9.0%

Consolidated	-11.5% to -10.5%	-4.5% to -3.5%	-9.0% to -8.0%

For the fourth quarter, mainline CASM, excluding fuel and certain accounting charges, is anticipated to increase between 2.5 and 3.5 percent. The company is on track to fully achieve its $500 million cost reduction program by the end of 2008. The company expects CASM, excluding fuel and certain accounting charges to increase between 1.5 and 2.0 percent for the full year 2008.

As previously announced, the company has also limited its non-aircraft capital budget to $450 million for 2008, $200 million less than originally planned.

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	Hedge Positions as of Oct. 17, 2008
Hedging Instrument	% of Expected Consolidated Consumption	% of Expected Mainline Consumption	Average Price where Payment Obligations Stop	Average Price where Payment Obligations Begin	Average Price where Protection Begins	Average Price where Protection Stops
4th Quarter 2008
Collars	16%	19%	N/A	$99bbl	$109bbl	N/A
3-Way Collars	33%	39%	N/A	$107bbl	$113bbl	$133bbl

4th Qtr 2008 Total	49%	58%	N/A	$104bbl	$112bbl	N/A

Full Year 2009
Calls	6%	7%	N/A	N/A	$106bbl	N/A
Collars	3%	4%	N/A	$109bbl	$119bbl	N/A
3-Way Collars	18%	22%	N/A	$102bbl	$117bbl	$145bbl
4-Way Collars	1%	2%	$63bbl	$78bbl	$95bbl	$135bbl

Full Yr 2009 Total	28%	34%	N/A	$101bbl	$114bbl	N/A

The company estimates the following fuel prices for the fourth quarter.

Mainline Fuel Price (Price per Gallon)[1]	Three Months Ending Dec 31, 2008
Mainline Fuel price including taxes and excluding impact of hedges	$2.88
Mainline Fuel price including taxes and cash net gains or losses on settled hedges[2]	$3.01
Mainline Fuel price including taxes and impact of mark to market net losses on settled and unsettled hedges[2]	$3.30

[1]	Assumes average crude oil price of $80 per barrel
[2]	Includes only the hedge gains/losses that are accounted for in the fuel expense line

Fresh Start Reporting

Upon emergence from its Chapter 11 reorganization in February 2006, the company adopted fresh-start reporting in accordance with SOP 90-7. The company’s emergence resulted in a new reporting entity with no retained earnings or accumulated deficit as of Feb. 1, 2006. Accordingly, the company’s financial information shown for periods prior to Feb. 1, 2006, is not comparable to consolidated financial statements presented on or after that date. For further discussion of fresh-start reporting, please refer to the company’s 2006 and 2007 Form 10-Ks as filed with the Securities and Exchange Commission (SEC).

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To offer additional information for investors, the company has identified certain items consisting only of major non-cash fresh-start reporting and exit-related credits and charges (Notes 6 and 7). While it is not practical for the company to present information for all items that are not comparable in the pre- and post-exit periods, the company believes that the items identified in Notes 6 and 7 are the material non-cash fresh-start reporting and exit-related items and that such information is useful to investors in understanding year-over-year performance. These fresh-start and exit-related items are discussed in the company’s 2006 and 2007 Form 10-Ks.

Notes 5 and 8 to the attached Statements of Consolidated Operations provide a reconciliation of net income or loss reported under GAAP to net income or loss adjusted for special items and accounting charges for all periods presented as well as a reconciliation of other non-GAAP financial measures.

About United

United Airlines (NASDAQ: UAUA) operates more than 3,000* flights a day on United and United Express to more than 200 U.S. domestic and international destinations from its hubs in Los Angeles, San Francisco, Denver, Chicago and Washington, D.C. With key global air rights in the Asia-Pacific region, Europe and Latin America, United is one of the largest international carriers based in the United States. United also is a founding member of Star Alliance, which provides connections for our customers to 975 destinations in 162 countries worldwide. United’s 52,000 employees reside in every U.S. state and in many countries around the world. News releases and other information about United can be found at the company’s Web site at united.com.

*	Based on United’s flight schedule between Oct. 1, 2008, and Oct. 31, 2009.

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Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995: Certain statements included in this press release are forward-looking and thus reflect the company’s current expectations and beliefs with respect to certain current and future events and financial performance. Such forward-looking statements are and will be subject to many risks and uncertainties relating to the operations and business environment of the company that may cause actual results to differ materially from any future results expressed or implied in such forward-looking statements. Factors that could significantly affect net earnings, revenues, expenses, costs, load factor and capacity include, without limitation, the following: the company’s ability to comply with the terms of its credit facility; the costs and availability of financing; the company’s ability to execute its business plan; the company’s ability to realize benefits from its resource optimization efforts and cost reduction initiatives; the company’s ability to attract, motivate and/or retain key employees; the company’s ability to attract and retain customers; demand for transportation in the markets in which the company operates; general economic conditions (including interest rates, foreign currency exchange rates, investment or credit market conditions, crude oil prices and energy refining capacity in relevant markets); the effects of any hostilities or act of war or any terrorist attack; the ability of other air carriers with whom the company has alliances or partnerships to provide the services contemplated by the respective arrangements with such carriers; the costs and availability of aircraft insurance; the costs of jet fuel; our ability to cost-effectively hedge against increases in the price of jet fuel; any potential realized or unrealized gains or losses related to fuel or currency hedging programs; the costs associated with security measures and practices; labor costs; industry consolidation; competitive pressures on pricing and on demand; capacity decisions of United and/or its competitors; U.S. or foreign governmental legislation, regulation and other actions, including the effect of open skies agreements; the company’s ability to utilize its net operating losses; the ability of the company to maintain satisfactory labor relations and our ability to avoid any disruptions to operations due to any potential actions by our labor groups; weather conditions; and other risks and uncertainties set forth from time to time in UAL’s reports to the United States Securities and Exchange Commission. Consequently, the forward-looking statements should not be regarded as representations or warranties by the company that such matters will be realized. The company disclaims any intent or obligation to update or revise any of the forward-looking statements, whether in response to new information, unforeseen events, changed circumstances or otherwise.

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UAL CORPORATION AND SUBSIDIARY COMPANIES

STATEMENTS OF CONSOLIDATED OPERATIONS (UNAUDITED)

(In millions, except per share amounts)

	Three Months Ended September 30,		% Increase/ (Decrease)
(In accordance with GAAP)	2008	2007
Operating revenues:
Passenger—United Airlines	$4,280	$4,225	1.3
Passenger—Regional Affiliates	834	819	1.8
Cargo	219	198	10.6
Special operating items (Note 5)	—	45	(100.0)
Other operating revenues	232	240	(3.3)

	5,565	5,527	0.7

Operating expenses:
Aircraft fuel (Notes 3 and 5)	2,461	1,324	85.9
Salaries and related costs (Note 5)	1,037	1,062	(2.4)
Regional affiliates (a)	882	751	17.4
Purchased services	327	344	(4.9)
Aircraft maintenance materials and outside repairs	256	295	(13.2)
Depreciation and amortization (Note 5)	234	245	(4.5)
Landing fees and other rent	222	201	10.4
Distribution expenses	181	211	(14.2)
Aircraft rent	115	102	12.7
Cost of third party sales	75	68	10.3
Other impairments and special items (Note 5)	(9)	(22)	(59.1)
Other operating expenses (Note 5)	275	290	(5.2)

	6,056	4,871	24.3

Earnings (loss) from operations	(491)	656	—

Other income (expense):
Interest expense	(131)	(161)	(18.6)
Interest income	24	71	(66.2)
Interest capitalized	6	5	20.0
Miscellaneous, net (Note 5)	(186)	(6)	NM

	(287)	(91)	215.4
Earnings (loss) before income taxes and equity in earnings of affiliates	(778)	565	—
Income tax expense (Note 5)	2	232	(99.1)

Earnings (loss) before equity in earnings of affiliates	(780)	333	—
Equity in earnings of affiliates, net of tax	1	1	—

Net income (loss)	$(779)	$334	—

Earnings (loss) per share, basic	$(6.13)	$2.82

Earnings (loss) per share, diluted	$(6.13)	$2.21

Weighted average shares, basic	127.3	117.5
Weighted average shares, diluted	127.3	154.1

See accompanying notes.

(a)	Regional affiliates expense includes regional aircraft rent expense. See Note 2 for more information.
NM	Not meaningful.

UAL CORPORATION AND SUBSIDIARY COMPANIES

STATEMENTS OF CONSOLIDATED OPERATIONS (UNAUDITED)

(In millions, except per share amounts)

	Nine Months Ended September 30,		% Increase/ (Decrease)
(In accordance with GAAP)	2008	2007
Operating revenues:
Passenger—United Airlines	$11,924	$11,457	4.1
Passenger—Regional Affiliates	2,346	2,298	2.1
Cargo	674	547	23.2
Special operating items (Note 5)	—	45	(100.0)
Other operating revenues	703	766	(8.2)

	15,647	15,113	3.5

Operating expenses:
Aircraft fuel (Notes 3 and 5)	5,884	3,571	64.8
Salaries and related costs (Note 5)	3,262	3,149	3.6
Regional affiliates (a)	2,508	2,176	15.3
Purchased services (Note 5)	1,047	980	6.8
Aircraft maintenance materials and outside repairs	868	860	0.9
Depreciation and amortization (Note 5)	670	694	(3.5)
Landing fees and other rent	651	654	(0.5)
Distribution expenses	558	596	(6.4)
Aircraft rent	314	307	2.3
Cost of third party sales	204	238	(14.3)
Goodwill impairment (Note 5)	2,277	—	—
Other impairments and special items (Note 5)	214	(44)	—
Other operating expenses (Note 5)	816	831	(1.8)

	19,273	14,012	37.5

Earnings (loss) from operations	(3,626)	1,101	—

Other income (expense):
Interest expense	(392)	(506)	(22.5)
Interest income	100	191	(47.6)
Interest capitalized	16	14	14.3
Miscellaneous, net (Note 5)	(177)	(7)	NM

	(453)	(308)	47.1
Earnings (loss) before income taxes and equity in earnings of affiliates	(4,079)	793	—
Income tax expense (benefit) (Note 5)	(30)	340	—

Earnings (loss) before equity in earnings of affiliates	(4,049)	453	—
Equity in earnings of affiliates, net of tax	4	3	33.3

Net income (loss)	$(4,045)	$456	—

Earnings (loss) per share, basic	$(32.34)	$3.82

Earnings (loss) per share, diluted	$(32.34)	$3.10

Weighted average shares, basic	125.2	117.3
Weighted average shares, diluted	125.2	153.5

See accompanying notes.

(a)	Regional affiliates expense includes regional aircraft rent expense. See Note 2 for more information.
NM	Not meaningful.

UAL CORPORATION AND SUBSIDIARY COMPANIES

CONDENSED STATEMENTS OF CONSOLIDATED CASH FLOWS (UNAUDITED)

(In millions)

	Three Months Ended September 30,		% Increase/ (Decrease)	Nine Months Ended September 30,		% Increase/ (Decrease)
(In accordance with GAAP)	2008	2007		2008	2007
Cash flows provided (used) by operating activities (a)	$(387)	$342	—	$(250)	$2,002	—
Cash flows provided (used) by investing activities:
Net (purchases) sales of short-term investments	—	(317)	(100.0)	2,295	(2,587)	—
Additions to property and equipment	(103)	(282)	(63.5)	(335)	(428)	(21.7)
Purchases of EETC securities	—	(76)	(100.0)	—	(76)	(100.0)
(Increase) decrease in restricted cash (b)	407	83	390.4	508	59	NM
Proceeds from asset sale leaseback	59	—	—	59	—	—
Proceeds from litigation on advance deposits	—	—	—	41	—	—
Proceeds from the sale of property and equipment	29	3	NM	43	14	207.1
Other, net	(13)	(13)	—	(35)	(39)	(10.3)

	379	(602)	—	2,576	(3,057)	—

Cash flows provided (used) by financing activities:
Repayment of Credit Facility	(9)	(9)	—	(18)	(995)	(98.2)
Repayment of other debt	(187)	(126)	48.4	(538)	(1,149)	(53.2)
Special distribution	(2)	—	—	(253)	—	—
Principal payments under capital leases	(9)	(12)	(25.0)	(209)	(60)	248.3
Decrease in capital lease deposits	—	—	—	154	—	—
Increase in deferred financing costs	(7)	(2)	250.0	(118)	(22)	436.4
Proceeds from issuance of secured notes	253	—	—	337	694	(51.4)
Other, net	1	5	(80.0)	(9)	18	—

	40	(144)	—	(654)	(1,514)	(56.8)

Increase (decrease) in cash and cash equivalents during the period	32	(404)	—	1,672	(2,569)	—
Cash and cash equivalents at beginning of the period	2,899	1,667	73.9	1,259	3,832	(67.1)

Cash and cash equivalents at end of period	$2,931	$1,263	132.1	$2,931	$1,263	132.1

Reconciliation of cash and cash equivalents to total cash and cash equivalents, short-term investments and restricted cash:

	As of September 30,		% Increase/ (Decrease)
	2008	2007
Cash and cash equivalents	$2,931	$1,263	132.1
Short-term investments	—	2,899	(100.0)
Restricted cash (b)	248	788	(68.5)

Total cash and cash equivalents, short-term investments and restricted cash (b)	$3,179	$4,950	(35.8)

(a)	See Note 5[h] for the Company’s computation of free cash flow.
(b)	Restricted cash for workers’ compensation obligations decreased due to the posting of letters of credit and restricted cash for credit card ticket sales reserves decreased due to an amendment with the Company’s largest credit card processor.
NM	Not meaningful.

CONSOLIDATED NOTES (UNAUDITED)

(1)	UAL Corporation (“UAL” or the “Company”) is a holding company whose principal subsidiary is United Air Lines, Inc. (“United”). On December 9, 2002, UAL, United and twenty-six direct and indirect wholly-owned subsidiaries filed Chapter 11 petitions for relief in the U.S. Bankruptcy Court for the Northern District of Illinois. On February 1, 2006 (the “Effective Date”), the Company emerged from Chapter 11. In connection with its emergence from Chapter 11 bankruptcy protection, the Company implemented fresh-start reporting in accordance with American Institute of Certified Public Accountants’ Statement of Position 90-7, “Financial Reporting by Entities in Reorganization Under the Bankruptcy Code” on the Effective Date. The application of fresh-start reporting resulted in significant changes to the historical financial statements.

(2)	United has contractual relationships with various regional carriers to provide regional jet and turboprop service branded as United Express. Under these agreements, United pays the regional carriers contractually agreed fees for crew expenses, maintenance expenses and other costs of operating these flights. These costs include aircraft rents of $102 million and $106 million for the three months ended September 30, 2008 and 2007, respectively, and $309 million and $320 million for the nine months ended September 30, 2008 and 2007, respectively, which are included in regional affiliate expense in our Statements of Consolidated Operations.

(3)	UAL’s results of operations include aircraft fuel expense for both United mainline jet operations and regional affiliates. Aircraft fuel expense incurred as a result of the Company’s regional affiliates’ operations is reflected in Regional affiliates operating expense. In accordance with UAL’s agreement with its regional affiliates, these costs are incurred by the Company.

	Year-Over-Year Impact of Fuel Expense United Mainline and Regional Affiliate Operations
	Three Months Ended September 30,		%	Nine Months Ended September 30,		%
(In millions, except per gallon)	2008	2007	Change	2008	2007	Change
Total Mainline fuel expense	$2,461	$1,324	85.9	$5,884	$3,571	64.8
Non-cash, net mark-to-market gains (losses) in mainline fuel	(336)	(3)	NM	(119)	13	—

Mainline fuel expense excluding non-cash, net mark-to-market gains (losses)	2,125	1,321	60.9	5,765	3,584	60.9
Regional affiliates fuel expense	377	235	60.4	1,010	653	54.7

United system fuel expense excluding non-cash, net mark-to-market gains (losses)	$2,502	$1,556	60.8	$6,775	$4,237	59.9

Mainline fuel consumption (gallons)	564	596	(5.4)	1,691	1,726	(2.0)
Mainline average jet fuel price per gallon (in cents)	436.3	222.1	96.4	348.0	206.9	68.2
Mainline average jet fuel price per gallon excluding non-cash, net mark-to-market gains (losses) (in cents)	376.8	221.6	70.0	340.9	207.6	64.2
Regional affiliates fuel consumption (gallons)	93	96	(3.1)	279	284	(1.8)
Regional affiliates average jet fuel price per gallon (in cents)	405.4	244.8	65.6	362.0	229.9	57.5

(4)	The tables below set forth certain operating statistics by geographic region and the Company’s mainline, regional affiliates and consolidated operations, excluding special revenue items and the impact of Mileage Plus:

(% change from prior year)

Three Months Ended September 30, 2008	Domestic	Pacific	Atlantic	Latin	Mainline	Regional Affiliates	Consolidated
Passenger revenues	0.4	(4.2)	14.8	6.5	1.9	2.3	1.9
ASM	(6.2)	(8.6)	12.0	(3.7)	(4.0)	—	(3.6)
RPM	(6.7)	(14.2)	10.9	(5.9)	(5.7)	(2.4)	(5.4)
PRASM	6.9	4.8	2.6	10.5	6.1	2.4	5.7
Yield [a]	7.6	11.1	2.6	14.9	8.0	4.9	7.8
Load factor (points)	(0.5)	(5.2)	(0.9)	(1.8)	(1.5)	(1.9)	(1.6)

Nine Months Ended September 30, 2008	Domestic	Pacific	Atlantic	Latin	Mainline	Regional Affiliates	Consolidated
Passenger revenues	1.6	2.5	15.7	11.4	4.3	2.2	3.9
ASM	(5.8)	(1.4)	13.9	(1.1)	(1.8)	(0.8)	(1.7)
RPM	(7.3)	(6.8)	11.0	(2.6)	(4.4)	(5.0)	(4.5)
PRASM	7.8	3.9	1.6	12.7	6.2	3.1	5.8
Yield [a]	9.5	9.6	3.6	15.8	9.1	7.7	8.8
Load factor (points)	(1.5)	(4.4)	(2.1)	(1.3)	(2.2)	(3.3)	(2.3)

[a]	Yields for geographic regions exclude charter revenue, industry reduced fares, passenger charges and related revenue passenger miles.

CONSOLIDATED NOTES (UNAUDITED)

(5)	The Company incurred significant charges related to tangible and intangible asset impairments, severance and other charges that significantly impacted its results in the three and nine months ended September 30, 2008. Collectively, these charges are identified as “impairments and other charges” in the Regulation G reconciliations below. These items consist of the following:

	Three Months Ended September 30, 2008	Nine Months Ended September 30, 2008		Income Statement Classification
Goodwill impairment	$—	$2,277		Goodwill impairment

Intangible asset impairments	(16)	64
Aircraft and deposit impairments	—	143

Other impairments	(16)	207		Other impairments and special items
Severance	6	88		Salaries and related costs
Employee benefit charges	—	34	(a)	Salaries and related costs
Litigation-related settlement gain	—	(29)		Other operating expenses
Purchased services charges	—	26	(b)	Purchased services
Net loss on asset sales	8	8		Depreciation and amortization
Lease termination and other charges	7	7		Other impairments and special items

Total other charges	21	134

Total impairments and other charges	5	2,618
Operating non-cash, net mark-to-market losses	336	119		Aircraft fuel

Total operating expense impact	341	2,737
Non-operating non-cash, mark-to-market losses	183	162		Miscellaneous, net

Pre-tax impairments and other charges	524	2,899
Income tax expense (benefit) on intangible asset impairments and asset sales	3	(26)		Income tax expense (benefit)

Impairments and other charges, net of tax	$527	$2,873

(a)	Amount relates to additional charges to adjust certain employee benefit obligations.
(b)	Amount relates to expense for certain projects and transactions that have been terminated or indefinitely postponed by the Company.

In the third quarter of 2007, the Company recorded a change in estimate of $59 million for certain liabilities relating to bankruptcy administrative claims. This adjustment resulted directly from the progression of the Company’s ongoing efforts to resolve certain bankruptcy pre-confirmation contingencies. The Company classified these changes in estimate as special items in the accompanying financial statements, as they are related directly to the ongoing resolution of bankruptcy administrative claims. This classification is consistent with classification used to report the effects of similar claims resolved in other quarterly periods since exit from bankruptcy. The Company therefore recorded a special operating revenue credit of $45 million, and a special operating expense credit of $14 million for these changes in estimate.

The Company also recorded special operating expense credits of $8 million and $30 million in the three and nine months ended September 30, 2007, respectively, related to bankruptcy facility lease secured interest litigation which remains unresolved from the Company’s recent reorganization.

The Company separately recorded a $26 million benefit from a change in estimate to certain other contingent liabilities, which was recorded as a credit to mainline passenger revenues of $22 million, and to regional affiliate revenues of $4 million. The Company classified this benefit to passenger revenue, since it represents an adjustment to contingent liabilities based largely on changes in underlying facts and circumstances occurring during the third quarter of 2007.

Pursuant to SEC Regulation G, the Company has included the following reconciliation of reported non-GAAP financial measures to comparable financial measures reported on a GAAP basis. The Company believes that excluding fuel costs from certain measures is useful to investors because it provides an additional measure of management’s performance excluding the effects of a significant cost item over which management has limited influence. The Company also believes that adjusting for special items is useful to investors because they are non-recurring items not indicative of the Company’s on-going performance. In addition, the Company adjusts for Mileage Plus impacts for better comparison to several of its peers as many still apply the incremental cost method of accounting to their loyalty plans. The Company does not apply hedge accounting. The Company believes that excluding unrealized gains/losses related to the mark-to-market of its fuel hedge positions provides management and investors with a better perspective of its performance and comparison to its peers because the unrealized gains/losses relate to future period fuel purchases and many of our peers apply FAS 133 hedge accounting.

The tables below set forth the reconciliation of GAAP and non-GAAP financial measures for certain operating statistics that are used in determining key indicators such as adjusted passenger revenue per revenue passenger mile (“Yield”), operating revenue per available seat mile (“RASM”), operating margin, net income (loss) and operating expense per available seat mile (“CASM”).

	Three Months Ended September 30,		%	Nine Months Ended September 30,		%
	2008	2007	Change	2008	2007	Change
[a] Yield (In millions)
Mainline
Passenger—United Airlines	$4,280	$4,225	1.3	$11,924	$11,457	4.1
Add: Income from special item	—	37	(100.0)	—	37	(100.0)
Less: industry reduced fares and passenger charges	(13)	(13)	—	(35)	(34)	2.9

Mainline adjusted passenger revenue	$4,267	$4,249	0.4	$11,889	$11,460	3.7

Mainline revenue passenger miles	29,174	30,947	(5.7)	85,544	89,509	(4.4)
Adjusted mainline yield (in cents)	14.63	13.73	6.6	13.90	12.80	8.6

Passenger—United Airlines	$4,280	$4,225	1.3	$11,924	$11,457	4.1
Less: industry reduced fares and passenger charges	(13)	(13)	—	(35)	(34)	2.9

Mainline adjusted passenger revenue	$4,267	$4,212	1.3	$11,889	$11,423	4.1

Adjusted mainline yield (in cents)	14.63	13.61	7.5	13.90	12.76	8.9

Mainline adjusted passenger revenue	$4,267	$4,212	1.3	$11,889	$11,423	4.1
Add: Mileage Plus—effect of accounting change	11	30	(63.3)	100	180	(44.4)
Less: Mileage Plus—effect of expiration period change	—	(42)	(100.0)	—	(104)	(100.0)

Mainline adjusted passenger revenue	$4,278	$4,200	1.9	$11,989	$11,499	4.3

Adjusted mainline yield (in cents)	14.66	13.57	8.0	14.02	12.85	9.1

Regional Affiliates
Passenger—United Express	$834	$819	1.8	$2,346	$2,298	2.1
Add: Income from special item	—	8	(100.0)	—	8	(100.0)

Regional affiliates passenger revenue	$834	$827	0.8	$2,346	$2,306	1.7

Regional affiliates revenue passenger miles	3,205	3,285	(2.4)	9,152	9,636	(5.0)
Regional affiliates yield (in cents)	26.02	25.18	3.3	25.63	23.93	7.1

Passenger—United Express	$834	$819	1.8	$2,346	$2,298	2.1
Add: Mileage Plus—effect of accounting change	1	5	(80.0)	19	36	(47.2)
Less: Mileage Plus—effect of expiration period change	—	(8)	(100.0)	—	(21)	(100.0)

Regional affiliates adjusted passenger revenue	$835	$816	2.3	$2,365	$2,313	2.2

Adjusted regional affiliates yield (in cents)	26.05	24.84	4.9	25.84	24.00	7.7

CONSOLIDATED NOTES (UNAUDITED)

	Three Months Ended September 30,		%	Nine Months Ended September 30,		%
	2008	2007	Change	2008	2007	Change
Consolidated
Consolidated passenger revenue	$5,114	$5,044	1.4	$14,270	$13,755	3.7
Add: Income from special item	—	45	(100.0)	—	45	(100.0)
Less: industry reduced fares and passenger charges	(13)	(13)	—	(35)	(34)	2.9

Consolidated adjusted passenger revenue	$5,101	$5,076	0.5	$14,235	$13,766	3.4

Consolidated revenue passenger miles	32,379	34,232	(5.4)	94,696	99,145	(4.5)
Adjusted consolidated yield (in cents)	15.75	14.83	6.2	15.03	13.88	8.3

Consolidated passenger revenue	$5,114	$5,044	1.4	$14,270	$13,755	3.7
Less: industry reduced fares and passenger charges	(13)	(13)	—	(35)	(34)	2.9

Consolidated adjusted passenger revenue	$5,101	$5,031	1.4	$14,235	$13,721	3.7

Adjusted consolidated yield (in cents)	15.75	14.70	7.1	15.03	13.84	8.6

Consolidated adjusted passenger revenue	$5,101	$5,031	1.4	$14,235	$13,721	3.7
Add: Mileage Plus—effect of accounting change	12	35	(65.7)	119	216	(44.9)
Less: Mileage Plus—effect of expiration period change	—	(50)	(100.0)	—	(125)	(100.0)

Consolidated adjusted passenger revenue	$5,113	$5,016	1.9	$14,354	$13,812	3.9

Adjusted consolidated yield (in cents)	15.79	14.65	7.8	15.16	13.93	8.8

[b] PRASM (In millions)
Mainline
Passenger—United Airlines	$4,280	$4,225	1.3	$11,924	$11,457	4.1
Add: Income from special item	—	37	(100.0)	—	37	(100.0)

Mainline passenger revenue	$4,280	$4,262	0.4	$11,924	$11,494	3.7

Mainline available seat miles	35,082	36,531	(4.0)	105,004	106,941	(1.8)
Mainline PRASM (in cents)	12.20	11.67	4.5	11.36	10.75	5.7

Passenger—United Airlines	$4,280	$4,225	1.3	$11,924	$11,457	4.1
Add: Mileage Plus—effect of accounting change	11	30	(63.3)	100	180	(44.4)
Less: Mileage Plus—effect of expiration period change	—	(42)	(100.0)	—	(104)	(100.0)

Mainline adjusted passenger revenue	$4,291	$4,213	1.9	$12,024	$11,533	4.3

Adjusted mainline PRASM (in cents)	12.23	11.53	6.1	11.45	10.78	6.2

Regional Affiliates
Passenger—Regional Affiliates	$834	$819	1.8	$2,346	$2,298	2.1
Add: Income from special item	—	8	(100.0)	—	8	(100.0)

Regional affiliates passenger revenue	$834	$827	0.8	$2,346	$2,306	1.7

Regional affiliates available seat miles	4,198	4,199	—	12,205	12,302	(0.8)
Regional affiliates PRASM (in cents)	19.87	19.70	0.9	19.22	18.74	2.6

Passenger—Regional Affiliates	$834	$819	1.8	$2,346	$2,298	2.1
Add: Mileage Plus—effect of accounting change	1	5	(80.0)	19	36	(47.2)
Less: Mileage Plus—effect of expiration period change	—	(8)	(100.0)	—	(21)	(100.0)

Regional affiliates adjusted passenger revenue	$835	$816	2.3	$2,365	$2,313	2.2

Adjusted Regional affiliates PRASM (in cents)	19.89	19.43	2.4	19.38	18.80	3.1

Consolidated
Consolidated passenger revenues	$5,114	$5,044	1.4	$14,270	$13,755	3.7
Add: Income from special item	—	45	(100.0)	—	45	(100.0)

Adjusted consolidated passenger revenues	$5,114	$5,089	0.5	$14,270	$13,800	3.4

Consolidated available seat miles	39,280	40,730	(3.6)	117,209	119,243	(1.7)
Adjusted consolidated PRASM (in cents)	13.02	12.49	4.2	12.17	11.57	5.2

Consolidated passenger revenues	$5,114	$5,044	1.4	$14,270	$13,755	3.7
Add: Mileage Plus—effect of accounting change	12	35	(65.7)	119	216	(44.9)
Less: Mileage Plus—effect of expiration period change	—	(50)	(100.0)	—	(125)	(100.0)

Adjusted consolidated passenger revenues	$5,126	$5,029	1.9	$14,389	$13,846	3.9

Adjusted consolidated PRASM (in cents)	13.05	12.35	5.7	12.28	11.61	5.8

[c] RASM (In millions)
Mainline
Consolidated operating revenues	$5,565	$5,527	0.7	$15,647	$15,113	3.5
Less: Passenger—Regional Affiliates	(834)	(819)	1.8	(2,346)	(2,298)	2.1
Less: Regional Affiliates special items	—	(8)	(100.0)	—	(8)	(100.0)

Mainline operating revenues	$4,731	$4,700	0.7	$13,301	$12,807	3.9

Mainline available seat miles	35,082	36,531	(4.0)	105,004	106,941	(1.8)
Mainline RASM (in cents)	13.49	12.87	4.8	12.67	11.98	5.8

Mainline operating revenues	$4,731	$4,700	0.7	$13,301	$12,807	3.9
Less: income from special item	—	(37)	(100.0)	—	(37)	(100.0)

Adjusted mainline operating revenues	$4,731	$4,663	1.5	$13,301	$12,770	4.2

Adjusted mainline RASM (in cents)	13.49	12.76	5.7	12.67	11.94	6.1

Adjusted mainline operating revenues	$4,731	$4,663	1.5	$13,301	$12,770	4.2
Add: Mileage Plus—effect of accounting change	11	30	(63.3)	100	180	(44.4)
Less: Mileage Plus—effect of expiration period change	—	(42)	(100.0)	—	(104)	(100.0)

Adjusted mainline operating revenues	$4,742	$4,651	2.0	$13,401	$12,846	4.3

Adjusted mainline RASM (in cents)	13.52	12.73	6.2	12.76	12.01	6.2

Consolidated
Consolidated operating revenues	$5,565	$5,527	0.7	$15,647	$15,113	3.5
Less: income from special item	—	(45)	(100.0)	—	(45)	(100.0)

Adjusted consolidated operating revenues	$5,565	$5,482	1.5	$15,647	$15,068	3.8

Consolidated available seat miles	39,280	40,730	(3.6)	117,209	119,243	(1.7)
Adjusted consolidated RASM (in cents)	14.17	13.46	5.3	13.35	12.64	5.6

Adjusted consolidated operating revenues	$5,565	$5,482	1.5	$15,647	$15,068	3.8
Add: Mileage Plus—effect of accounting change	12	35	(65.7)	119	216	(44.9)
Less: Mileage Plus—effect of expiration period change	—	(50)	(100.0)	—	(125)	(100.0)

Adjusted consolidated operating revenues	$5,577	$5,467	2.0	$15,766	$15,159	4.0

Adjusted consolidated RASM (in cents)	14.20	13.42	5.8	13.45	12.71	5.8

CONSOLIDATED NOTES (UNAUDITED)

	Three Months Ended September 30,		%		Nine Months Ended September 30,		%
	2008	2007	Change		2008	2007	Change
[d] Operating Margin (In millions)
Consolidated operating earnings (loss)	$(491)	$656	—		$(3,626)	$1,101	—
Less: income from special item	—	(45)	(100.0)		—	(45)	(100.0)
Add (less): non-cash, net mark-to-market (gains) losses	336	3	NM		119	(13)	—
Add (less): impairments and other charges	5	(22)	—		2,618	(44)	—

Adjusted operating earnings (loss)	$(150)	$592	—		$(889)	$999	—

Consolidated operating revenues	$5,565	$5,527	0.7		$15,647	$15,113	3.5
Operating margin (loss) (percent)	(8.8)	11.9	(20.7	)pt.	(23.2)	7.3	(30.5	)pt.
Adjusted operating margin (loss) (percent)	(2.7)	10.7	(13.4	)pt.	(5.7)	6.6	(12.3	)pt.

[e] Pre-tax income (loss) (In millions)
Earnings (loss) before income taxes and equity in earnings of affiliates	$(778)	$565	—		$(4,079)	$793	—
Less: income from special revenue item	—	(45)	(100.0)		—	(45)	(100.0)
Add (less): non-cash, net mark-to-market (gains) losses	519	3	NM		281	(13)	—
Add (less): impairments and other charges	5	(22)	—		2,618	(44)	—

Adjusted pre-tax earnings (loss)	$(254)	$501	—		$(1,180)	$691	—

Pre-tax earnings (loss) (percent)	(14.0)	10.2	(24.2	)pt.	(26.1)	5.2	(31.3	)pt.
Adjusted pre-tax earnings (loss) (percent)	(4.6)	9.1	(13.7	)pt.	(7.5)	4.6	(12.1	)pt.

[f] Net income (loss) (In millions)
Net income (loss)	$(779)	$334	—		$(4,045)	$456	—
Less: Income from special item	—	(45)	(100.0)		—	(45)	(100.0)
Add (less): non-cash, net mark-to-market (gains) losses	519	3	NM		281	(13)	—
Add (less): impairments and other charges	5	(22)	—		2,618	(44)	—
Add (less): income tax expense (benefit) (i)	3	26	(88.5)		(26)	44	—

Adjusted net income (loss)	$(252)	$296	—		$(1,172)	$398	—

[g] CASM (In millions)
Mainline
Consolidated operating expenses	$6,056	$4,871	24.3		$19,273	$14,012	37.5
Less: Regional affiliates	(882)	(751)	17.4		(2,508)	(2,176)	15.3

Mainline operating expenses	$5,174	$4,120	25.6		$16,765	$11,836	41.6

Mainline available seat miles	35,082	36,531	(4.0)		105,004	106,941	(1.8)
Mainline CASM (in cents)	14.75	11.28	30.8		15.97	11.07	44.3

Mainline operating expenses	$5,174	$4,120	25.6		$16,765	$11,836	41.6
Add (less): impairments, non-cash, net mark-to-market (gains) losses and other special items	(341)	19	—		(2,737)	57	—

Adjusted mainline operating expense	$4,833	$4,139	16.8		$14,028	$11,893	18.0

Adjusted mainline CASM (in cents)	13.78	11.33	21.6		13.36	11.12	20.1

Adjusted mainline operating expense	$4,833	$4,139	16.8		$14,028	$11,893	18.0
Less: mainline fuel expense (excluding non-cash, net mark-to-market (gains) losses)	(2,125)	(1,321)	60.9		(5,765)	(3,584)	60.9
Less: cost of third party sales—UAFC (ii)	(2)	—	—		(5)	(34)	(85.3)

Adjusted mainline operating expense	$2,706	$2,818	(4.0)		$8,258	$8,275	(0.2)

Adjusted mainline CASM (in cents)	7.71	7.71	—		7.86	7.74	1.6

Consolidated
Consolidated operating expenses	$6,056	$4,871	24.3		$19,273	$14,012	37.5
Add (less): impairments, non-cash, net mark-to-market (gains) losses and other special items	(341)	19	—		(2,737)	57	—

Adjusted consolidated operating expenses	$5,715	$4,890	16.9		$16,536	$14,069	17.5

Consolidated available seat miles	39,280	40,730	(3.6)		117,209	119,243	(1.7)
Adjusted consolidated CASM (in cents)	14.55	12.01	21.1		14.11	11.80	19.6

Adjusted consolidated operating expenses	$5,715	$4,890	16.9		$16,536	$14,069	17.5
Less: fuel expense (excluding non-cash, net mark-to-market (gains) losses) and UAFC (ii)	(2,504)	(1,556)	60.9		(6,780)	(4,271)	58.7

Adjusted consolidated operating expenses	$3,211	$3,334	(3.7)		$9,756	$9,798	(0.4)

Adjusted consolidated CASM (in cents)	8.17	8.19	(0.2)		8.32	8.22	1.2

[h] Operating cash flow (In millions)
Operating cash flow	$(387)	$342	—		$(250)	$2,002	—
Less: capital expenditures	(103)	(282)	(63.5)		(335)	(428)	(21.7)
Add: proceeds from litigation on advance deposits	—	—	—		41	—	—

Free cash flow	$(490)	$60	—		$(544)	$1,574	—

[i] Loss per share (basic and diluted)
Loss per share—GAAP	$(6.13)				$(32.34)
Add: non-cash, net mark-to-market losses	4.08				2.25
Add: impairments and other charges	0.06				20.70

Loss per share—excluding non-cash, net mark-to-market losses and impairments and other charges	$(1.99)				$(9.39)

(i)	For the three and nine months ended September 30, 2007, the income tax adjustment for special items is the difference in the income tax provision on actual net income (loss) and the income tax provision on adjusted net income (loss), computed using an effective tax rate of 41 and 43%, respectively. The Company did not record a tax benefit on the impairments and special items in the three and nine months ended September 30, 2008, except for $3 million and $(26) million, respectively, of tax expense (benefits) related to the decreases in indefinite-lived intangible assets, which was calculated using a 36% tax rate.
(ii)	Included in UAL’s operating expenses are the expenses of United’s wholly-owned subsidiary United Aviation Fuels Corporation (“UAFC”). UAFC’s expenses are not derived from mainline jet operations; therefore, UAL has excluded these expenses from the above reported GAAP financial measures.

NM - Not meaningful.

CONSOLIDATED NOTES (UNAUDITED)

(6)	The table below sets forth the estimated exit-related and fresh-start reporting impacts on the Company’s results of operations.

	2008 Increase (Decrease)
(In millions)	YTD Estimate	3Q Estimate	2Q Estimate	1Q Estimate
Revenue impact:
Mileage Plus revenue	$(119)	$(12)	$(42)	$(65	) [a]

Operating expense impact:
Share-based compensation	23	5	7	11	[b]
Mileage Plus marketing expense	13	6	2	5	[a]
Postretirement welfare cost	42	14	14	14	[c]
Depreciation and amortization	30	10	10	10	[d]
Deferred gain	54	18	18	18	[e]

Total operating expense impact	162	53	51	58

Non-operating expense impact:
Non-cash and fresh-start interest expense	$12	$4	$4	$4	[f]

[a]	In connection with its emergence from Chapter 11 protection effective February 1, 2006, the Company adopted fresh-start reporting. Accordingly, the Company elected to change its accounting policy from an incremental cost basis to a deferred revenue model to measure the obligation for the Mileage Plus Frequent Flyer program. Adjustments to the obligation are recorded to operating revenues. Historically, adjustments were based upon incremental costs and were recorded in both operating revenues and advertising expense.

The deferred revenue model is more volatile than the incremental cost basis. Because all miles are now accounted for under the deferred revenue model, the amount of revenue recognized is more sensitive to the number of miles earned and redeemed during the period than the incremental cost basis.

[b]	In accordance with the plan of reorganization, the Company implemented stock-based compensation plans for certain management employees and non-employee directors. The Company adopted SFAS 123R effective January 1, 2006 and recorded compensation expense for such plans.
[c]	In accordance with fresh-start reporting, the Company revalued its liabilities effective February 1, 2006 to fair value. As a result, all prior period service credits related to postretirement costs were eliminated.
[d]	In accordance with fresh-start reporting, the Company revalued its assets to fair value effective February 1, 2006. As a result, definite lived intangible asset values increased substantially which results in higher associated amortization expense. In addition, the value of the Company’s operating property and equipment was significantly reduced which results in lower depreciation expense. The Company has estimated the net impact of changes in asset values at fresh-start on net depreciation and amortization.
[e]	In accordance with fresh-start reporting, the Company revalued its liabilities effective February 1, 2006 to fair value. As a result, all deferred gains on aircraft sale/leasebacks were eliminated.
[f]	As a result of fresh-start reporting, the Company recognizes certain non-cash interest expenses, including the amortization of mark-to-market discounts on all debt and capital leases.

(7)	The following table presents additional detail on the Mileage Plus impacts summarized in the table above. These items consist of the additional amount of revenue that the Company estimates would have been recognized had we continued to apply the incremental cost method of accounting after exiting bankruptcy and, for 2007, the estimated impact of the change in the expiration period for inactive accounts from 36 months to 18 months. The Company utilizes this adjustment for comparison of its performance to its peers, as certain of our peers currently still apply the incremental cost method of accounting.

	Increase (Decrease)
	2008				2007
(In millions)	YTD	3Q	2Q	1Q	YTD	4Q	3Q	2Q	1Q
Mainline
Effect of accounting change	(100)	(11)	(35)	(54)	(230)	(50)	(30)	(37)	(113)
Effect of expiration period change	—	—	—	—	204	100	42	39	23

Total Mainline	(100)	(11)	(35)	(54)	(26)	50	12	2	(90)

Regional Affiliates
Effect of accounting change	(19)	(1)	(7)	(11)	(47)	(11)	(5)	(9)	(22)
Effect of expiration period change	—	—	—	—	42	21	8	8	5

Total Regional Affiliates	(19)	(1)	(7)	(11)	(5)	10	3	(1)	(17)

Consolidated
Effect of accounting change	(119)	(12)	(42)	(65)	(277)	(61)	(35)	(46)	(135)
Effect of expiration period change	—	—	—	—	246	121	50	47	28

Total Consolidated	(119)	(12)	(42)	(65)	(31)	60	15	1	(107)

CONSOLIDATED NOTES (UNAUDITED)

(8)	Pursuant to SEC Regulation G, the Company has included the following reconciliation of reported non-GAAP financial measures to comparable financial measures reported on a GAAP basis. Further, the Company believes that excluding fuel costs from certain measures is useful to investors because it provides an additional measure of management’s performance excluding the effects of a significant cost item over which management has limited influence. The Company also believes that adjusting for impairments and other charges is useful to investors because they are non-recurring income and/or charges that are not indicative of the Company’s on-going performance.

The forecasted fuel amounts shown below were estimated based on forecasted jet fuel prices of $3.30 per gallon and $3.44 per gallon for the fourth quarter and the full year of 2008, respectively.

	Three Months Ending December 31,					Twelve Months Ending December 31,
	2008 Estimate		2007	YOY		2008 Estimate		2007	YOY
Operating expense per ASM - CASM (cents)	Low	High	Actual	% Change		Low	High	Actual	% Change
Mainline operating expense	13.83	13.91	12.39	11.6	12.3	15.48	15.52	11.39	35.9	36.3
Less: fuel expense & cost of third party sales—UAFC	(5.34)	(5.34)	(4.11)	29.9	29.9	(5.56)	(5.56)	(3.55)	56.6	56.6

Mainline excluding fuel & UAFC	8.49	8.57	8.28	2.5	3.5	9.92	9.96	7.84	26.5	27.0

Add (less): impairments and other charges and special items	—	—	—	—	—	(1.93)	(1.93)	0.03	—	—

Mainline excluding fuel, UAFC, impairments and other charges and special items	8.49	8.57	8.28	2.5	3.5	7.99	8.03	7.87	1.5	2.0

UAL CORPORATION AND SUBSIDIARY COMPANIES

(Mainline and Regional Affiliates (a))

	Three Months Ended September 30,		% Change
	2008	2007
Mainline revenue passengers (In thousands)	16,758	17,804	(5.9)

Revenue passenger miles —RPM (In millions)
Mainline	29,174	30,947	(5.7)
Regional affiliates	3,205	3,285	(2.4)

Consolidated	32,379	34,232	(5.4)

Available seat miles—ASM (In millions)
Mainline	35,082	36,531	(4.0)
Regional affiliates	4,198	4,199	—

Consolidated	39,280	40,730	(3.6)

Passenger load factor (percent)
Mainline	83.2	84.7	(1.5) pt.
Regional affiliates	76.3	78.2	(1.9) pt.
Consolidated	82.4	84.0	(1.6) pt.

Consolidated operating breakeven passenger load factor (percent)	90.4	73.2	17.2 pt.

Passenger revenue per passenger mile—Yield (cents) [See Note 5a]
Mainline adjusted	14.63	13.73	6.6
Mainline adjusted for special items	14.63	13.61	7.5
Mainline adjusted for special items and Mileage Plus	14.66	13.57	8.0
Regional affiliates	26.02	25.18	3.3
Regional affiliates adjusted for special items	26.02	24.93	4.4
Regional affiliates adjusted for special items and Mileage Plus	26.05	24.84	4.9
Consolidated adjusted	15.75	14.83	6.2
Consolidated adjusted for special items	15.75	14.70	7.1
Consolidated adjusted for special items and Mileage Plus	15.79	14.65	7.8

Passenger revenue per available seat mile—PRASM (cents) [See Note 5b]
Mainline	12.20	11.67	4.5
Mainline adjusted for special items	12.20	11.57	5.4
Mainline adjusted for special items and Mileage Plus	12.23	11.53	6.1
Regional affiliates	19.87	19.70	0.9
Regional affiliates adjusted for special items	19.87	19.50	1.9
Regional affiliates adjusted for special items and Mileage Plus	19.89	19.43	2.4
Consolidated	13.02	12.49	4.2
Consolidated adjusted for special items	13.02	12.38	5.2
Consolidated adjusted for special items and Mileage Plus	13.05	12.35	5.7

Operating revenue per available seat mile —RASM (cents) [See Note 5c]
Mainline	13.49	12.87	4.8
Mainline adjusted for special items	13.49	12.76	5.7
Mainline adjusted for special items and Mileage Plus	13.52	12.73	6.2
Regional affiliates	19.87	19.70	0.9
Regional affiliates adjusted for special items	19.87	19.50	1.9
Regional affiliates adjusted for special items and Mileage Plus	19.89	19.43	2.4
Consolidated	14.17	13.57	4.4
Consolidated adjusted for special items	14.17	13.46	5.3
Consolidated adjusted for special items and Mileage Plus	14.20	13.42	5.8

Operating expense per available seat mile—CASM (cents) [See Note 5g]
Mainline	14.75	11.28	30.8
Mainline excluding impairments, non-cash, net mark-to-market (gains) losses and other special items	13.78	11.33	21.6
Mainline excluding impairments, other special items, fuel & UAFC	7.71	7.71	—
Regional affiliates	21.01	17.89	17.4
Consolidated	15.42	11.96	28.9
Consolidated excluding impairments, non-cash, net mark-to-market (gains) losses and other special items	14.55	12.01	21.1
Consolidated excluding impairments, other special items, fuel & UAFC	8.17	8.19	(0.2)

Mainline unit earnings (loss) (cents) (b)	(1.26)	1.59	—
Mainline unit earnings excluding special revenue items, impairments and other special items (including non-cash, net mark-to-market (gains) losses), fuel & UAFC (cents) (b)	5.78	5.05	14.5

Number of aircraft in operating fleet at end of period
Mainline	433	460	(5.9)
Regional affiliates	275	282	(2.5)

Consolidated	708	742	(4.6)

Other Mainline Statistics
Mainline average price per gallon of jet fuel (cents)	436.3	222.1	96.4
Mainline average price per gallon of jet fuel excluding non-cash, net mark-to-market (gains) losses (cents)	376.8	221.6	70.0
Average full-time equivalent employees (thousands)	49.0	51.8	(5.4)
Mainline ASMs per equivalent employee—productivity (thousands)	716	705	1.6
Average stage length (in miles)	1,398	1,378	1.5
Fleet utilization (in hours and minutes)	10:50	11:09	(2.8)

(a)	Mainline includes United Air Lines, Inc. scheduled and chartered jet operations. Regional affiliates include operations from regional carriers with whom the Company has entered into capacity purchase agreements to provide jet and turboprop operations branded as United Express.
(b)	Unit earnings are calculated as RASM minus CASM.

NM - Not meaningful

UAL CORPORATION AND SUBSIDIARY COMPANIES

(Mainline and Regional Affiliates (a))

	Nine Months Ended September 30,		% Change
	2008	2007
Mainline revenue passengers (In thousands)	49,002	52,344	(6.4)

Revenue passenger miles—RPM (In millions)
Mainline	85,544	89,509	(4.4)
Regional affiliates	9,152	9,636	(5.0)

Consolidated	94,696	99,145	(4.5)

Available seat miles—ASM (In millions)
Mainline	105,004	106,941	(1.8)
Regional affiliates	12,205	12,302	(0.8)

Consolidated	117,209	119,243	(1.7)

Passenger load factor (percent)
Mainline	81.5	83.7	(2.2) pt.
Regional affiliates	75.0	78.3	(3.3) pt.
Consolidated	80.8	83.1	(2.3) pt.

Consolidated operating breakeven passenger load factor (percent)	NM	76.5	NM

Passenger revenue per passenger mile—Yield (cents) [See Note 5a]
Mainline adjusted	13.90	12.80	8.6
Mainline adjusted for special items	13.90	12.76	8.9
Mainline adjusted for special items and Mileage Plus	14.02	12.85	9.1
Regional affiliates	25.63	23.93	7.1
Regional affiliates adjusted for special items	25.63	23.85	7.5
Regional affiliates adjusted for special items and Mileage Plus	25.84	24.00	7.7
Consolidated adjusted	15.03	13.88	8.3
Consolidated adjusted for special items	15.03	13.84	8.6
Consolidated adjusted for special items and Mileage Plus	15.16	13.93	8.8

Passenger revenue per available seat mile—PRASM (cents) [See Note 5b]
Mainline	11.36	10.75	5.7
Mainline adjusted for special items	11.36	10.71	6.1
Mainline adjusted for special items and Mileage Plus	11.45	10.78	6.2
Regional affiliates	19.22	18.74	2.6
Regional affiliates adjusted for special items	19.22	18.68	2.9
Regional affiliates adjusted for special items and Mileage Plus	19.38	18.80	3.1
Consolidated	12.17	11.57	5.2
Consolidated adjusted for special items	12.17	11.54	5.5
Consolidated adjusted for special items and Mileage Plus	12.28	11.61	5.8

Operating revenue per available seat mile—RASM (cents) [See Note 5c]
Mainline	12.67	11.98	5.8
Mainline adjusted for special items	12.67	11.94	6.1
Mainline adjusted for special items and Mileage Plus	12.76	12.01	6.2
Regional affiliates	19.22	18.74	2.6
Regional affiliates adjusted for special items	19.22	18.68	2.9
Regional affiliates adjusted for special items and Mileage Plus	19.38	18.80	3.1
Consolidated	13.35	12.67	5.4
Consolidated adjusted for special items	13.35	12.64	5.6
Consolidated adjusted for special items and Mileage Plus	13.45	12.71	5.8

Operating expense per available seat mile—CASM (cents) [See Note 5g]
Mainline	15.97	11.07	44.3
Mainline excluding impairments, non-cash, net mark-to-market (gains) losses and other special items	13.36	11.12	20.1
Mainline excluding impairments, other special items, fuel & UAFC	7.86	7.74	1.6
Regional affiliates	20.55	17.69	16.2
Consolidated	16.44	11.75	39.9
Consolidated excluding impairments, non-cash, net mark-to-market (gains) losses and other special items	14.11	11.80	19.6
Consolidated excluding impairments, other special items, fuel & UAFC	8.32	8.22	1.2

Mainline unit earnings (loss) (cents) (b)	(3.30)	0.91	—
Mainline unit earnings excluding special revenue items, impairments and other special items (including non-cash, net mark-to-market (gains) losses), fuel & UAFC (cents) (b)	4.81	4.20	14.5

Number of aircraft in operating fleet at end of period
Mainline	433	460	(5.9)
Regional affiliates	275	282	(2.5)

Consolidated	708	742	(4.6)

Other Mainline Statistics
Mainline average price per gallon of jet fuel (cents)	348.0	206.9	68.2
Mainline average price per gallon of jet fuel excluding non-cash, net mark-to-market (gains) losses (cents)	340.9	207.6	64.2
Average full-time equivalent employees (thousands)	50.8	51.6	(1.6)
Mainline ASMs per equivalent employee—productivity (thousands)	2,067	2,073	(0.3)
Average stage length (in miles)	1,402	1,368	2.5
Fleet utilization (in hours and minutes)	10:54	11:06	(1.8)

(a)	Mainline includes United Air Lines, Inc. scheduled and chartered jet operations. Regional affiliates include operations from regional carriers with whom the Company has entered into capacity purchase agreements to provide jet and turboprop operations branded as United Express.
(b)	Unit earnings are calculated as RASM minus CASM.

NM - Not meaningful